GLINES & RHODES, INC.



 June 8, 2001


 Mr. Buddy Mabie III
 Texxon
 110 Four Season Drive
 Murfreesboro, TN 37129

 Dear Buddy:

     Listed below is the pricing structure for the platinum sponge ranging in the 96% fine platinum range:

PLATINUM SPONGE                      $1/TROY OUNCE NET WEIGHT RECEIVED, OR A
                                     MINIMUM LOT CHARGE OF $150, WHICHEVER IS
                                     GREATER.
                                     95% METAL ACCOUNTABILITY - PT

MARKET                               90% OF LONDON SECOND FINAL FOR
                                     PLATINUM BASED ON A FRIDAY'S
                                     MARKET.

SETTLEMENT TIME                      *ON TRIAL BASIS ONLY, WE WILL
                                     FORWARD FUNDS ON WEEKLY BASIS BASED ON
                                     FRIDAY'S MARKET.

*NORMAL SETTLEMENT                   FOUR WEEKS BASED ON A FRIDAY'S
TIME                                 LONDON SECOND FIX FOR PLATINUM


     Should you have any questions regarding the above mentioned, please feel free to contact me at 800-343-1196, ext. 217.

Sincerely,

GLINES & RHODES, INC.

/S/ Carol Frigon
-----------------
Carol Frigon
Sales




                  Established 1915 Refiners of Precious Metals
         189 East Street, P.O. Box 2285, Attleboro, Massachusetts 02703
              506-226-2000 Toll Free 800-343-1196 Fax 506-226-7136




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